UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2016

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resonant Inc. has appointed Jeff A. Killian as our Chief Financial Officer (our principal financial and accounting officer) pursuant to an employment offer letter dated October 6, 2016.  Mr. Killian’s employment with Resonant will commence on October 24, 2016.  Ross Goolsby, who has served as our Interim Chief Financial Officer since August 10, 2016, has resigned from that position effective upon the commencement of Mr. Killian’s employment with us.

Mr. Killian (age 57) served as Cascade Microtech, Inc.’s Chief Financial Officer, Vice President of Finance, and Secretary from April 2010 until June 2016 when Cascade Microtech, Inc. was acquired by FormFactor, Inc. From June 2008 to April 2010, Mr. Killian served as the Director of Finance at Cascade Microtech, Inc.  Prior to this, from May 1997 to June 2008, Mr. Killian served in various financial roles at TriQuint Semiconductor, Inc. including Treasurer, Director of Financial Planning and Analysis, Corporate Controller, and as its Director of Oregon Finance. Mr. Killian holds a B.S. in Finance from Oregon State University and an M.B.A. from the University of Oregon.

Mr. Killian’s offer letter provides that he will be employed by Resonant “at will” and contains the following additional terms:

•                  He will receive an annual base salary of $275,000;

•                  He will be eligible to receive annual incentive compensation pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

•                  He will receive a signing bonus of $75,000, which will be applied against and reduce any other bonus to which he is entitled for calendar years 2016 and 2017 and which he must repay in full if he voluntarily terminates his employment with Resonant other than for good reason prior to October 24, 2017;

•                  He will receive an inducement award of restricted stock units for 200,000 shares of common stock upon commencement of employment, which inducement award will vest over four years in equal quarterly installments, with the first installment vesting on January 2, 2017;

•                  He is a recipient of a Severance and Change in Control Agreement, a form of which is filed as Exhibit 10.41 to Resonant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 27, 2015, which agreement provides Mr. Killian with the severance benefits extended to other executive officers of Resonant; and

•                  He will be eligible to participate in Resonant’s other benefits programs.

The RSU award to Mr. Killian was made in accordance with the employment inducement award exemption provided by NASDAQ Rule 5635(c)(4) and thus was not awarded under Resonant’s stockholder approved equity plan.

The foregoing description of the offer letter is subject to, and qualified in its entirety by, the copy of the offer letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Killian also is expected to enter into Resonant’s standard indemnification agreement, a copy of the form of which is filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed with SEC on January 24, 2014 and incorporated herein by reference, which would require Resonant to indemnify Mr. Killian, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. Killian by reason of his position as an officer of Resonant.

A press release announcing Mr. Killian’s appointment as an executive officer was issued by us on October 12, 2016, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Offer Letter between the Registrant and Jeffrey Killian, dated October 6, 2016.

99.1                        Press release dated October 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016	Resonant Inc.

	By:	/s/ Terry Lingren
Terry Lingren
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer Letter between the Registrant and Jeffrey Killian, dated October 6, 2016.

99.1	Press release dated October 12, 2016.